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                                                                   EXHIBIT 12(e)



                  CERTIFICATE OF HOLDER OF BENEFICIAL INTERESTS


         Mercury Asset Management US, a division of Fund Asset Management, L.P., the holder of the beneficial interests in the amount of $100 of Mercury Master Select Growth Portfolio of Mercury Asset Management Master Trust (the "Trust"), does hereby confirm to the Trust its representation that it purchased such shares for investment purposes, with no present intention of redeeming or reselling any portion thereof.


                               Mercury Asset Management US, a division of
                               Fund Asset Management, L.P.

                               By: Princeton Services, Inc.,
                                   General Partner

                               By:  /s/ Terry K. Glenn
                                    ------------------------------------------
                                    Name:  Terry K. Glenn
                                    Title: Executive Vice President and
                                           Director

Dated: June 13, 2000